EXHIBITS TO BE FILED BY EDGAR
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Exhibits:

F-1(a) - "Past tense" opinion of Berlack, Israels & Liberman LLP.

F-2(a) - "Past tense" opinion of Ballard Spahr Andrews & Ingersoll, LLP.